

                                  EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            FASHION DYNAMICS CORP.,

                      FED CAPITAL ACQUISITION CORPORATION,

                                      AND

                                FED CORPORATION


                                TABLE OF CONTENTS

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                                                                                                                    PAGE
                                                                                                                    ----
I.     THE MERGER .....................................................................................................1
       Section 1.01    THE MERGER......................................................................................1
       Section 1.02    EFFECTIVE TIME..................................................................................2
       Section 1.03    CLOSING.........................................................................................2
       Section 1.04    CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION...........................2
       Section 1.05    CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE PARENT .........................................2

II.    STATUS AND CONVERSION OF SECURITIES; OTHER AGREEMENTS...........................................................3
       Section 2.01    CAPITAL STOCK OF FED AND THE MERGER-SUB.........................................................3
       Section 2.02    CAPITAL STOCK OF THE PARENT.....................................................................3
       Section 2.03    STOCK OPTION PLAN...............................................................................3
       Section 2.04    CAPITAL STRUCTURE OF THE PARENT.................................................................4
       Section 2.05    EXCHANGE OF FED CAPITAL STOCK AND FED CONVERTIBLE SECURITIES....................................4


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III.   REPRESENTATIONS AND WARRANTIES .................................................................................4
       Section 3.01    REPRESENTATIONS AND WARRANTIES OF FED...........................................................4
       Section 3.02    REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER-SUB................................21

IV.    COVENANTS .....................................................................................................27
       Section 4.01    COVENANTS OF THE PARENT AND THE MERGER-SUB.....................................................27
       Section 4.02    COVENANTS OF FED...............................................................................30
       Section 4.03    DIRECTORS'AND OFFICERS'INSURANCE...............................................................33
       Section 4.04    AMEX LISTING...................................................................................33

V.     CONDITIONS.....................................................................................................33
       Section 5.01    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.....................................33
       Section 5.02    CONDITIONS TO OBLIGATIONS OF THE PARENT AND THE MERGER-SUB.....................................34
       Section 5.03    CONDITIONS TO OBLIGATION OF FED TO EFFECT THE MERGER...........................................35

VI.    TERMINATION....................................................................................................36
       Section 6.01    TERMINATIon....................................................................................36
       Section 6.02    BREAK-UP FEE...................................................................................38

VII.   INDEMNIFICATION................................................................................................38
       Section 7.01    INDEMNIFICATION BY THE PARENT..................................................................38
       Section 7.02    INDEMNIFICATION BY FED.........................................................................38

VIII.  MISCELLANEOUS..................................................................................................39
       Section 8.01    FURTHER ACTIONS................................................................................39
       Section 8.02    AVAILABILITY OF EQUITABLE REMEDIES.............................................................39
       Section 8.03    SURVIVAL.......................................................................................39
       Section 8.04    MODIFICATION...................................................................................40
       Section 8.05    NOTICES........................................................................................40
       Section 8.06    WAIVER.........................................................................................41
       Section 8.07    BINDING EFFECT.................................................................................41
       Section 8.08    NO THIRD-PARTY BENEFICIARIES...................................................................41
       Section 8.09    SEVERABILITY...................................................................................41
               8.10    MERGER; ASSIGNABILITY..........................................................................41
       Section 8.11    HEADINGS.......................................................................................41
       Section 8.12    COUNTERPARTS; GOVERNING LAW; JURISDICTION......................................................42


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             FASHION DYNAMICS CORP.
                      FED CAPITAL ACQUISITION CORPORATION,
                                      AND
                                FED CORPORATION

                  THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), is dated as of March 13, 2000, by and among FASHION DYNAMICS CORP., a Nevada corporation, whose address is 1177 West Hastings Street, Suite 2000, Vancouver, British Columbia V6E 2K3 (the "PARENT"), FED CAPITAL ACQUISTION CORPORATION, a Delaware corporation and wholly-owned subsidiary of Parent, whose address is 1177 West Hastings Street, Suite 2000, Vancouver, British Columbia V6E 2K3 (the "MERGER-SUB"), and FED CORPORATION, a Delaware corporation, whose address is 1580 Route 52, Hopewell Junction, NY 12633 ("FED," and together with Merger-Sub the "CONSTITUENT ENTITIES"). FED shall be the surviving corporation of the proposed merger between the Merger-Sub and FED and, in such capacity, FED shall sometimes be referred to herein as the "SURVIVING CORPORATION."

                              W I T N E S S E T H:

                  WHEREAS, the respective Board of Directors of the Parent, the Merger-Sub and FED have determined that it is advisable and in the best interests of their respective equity owners to consummate the business combination transaction provided for herein in which the Merger-Sub would merge (the "MERGER") with and into FED; and

                  WHEREAS, Parent, the Merger-Sub, and FED desire to make certain agreements in connection with the Merger.

                  NOW, THEREFORE, in consideration of the mutual premises, covenants, and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.       THE MERGER.

         SECTION 1.01      THE MERGER

                    At the Effective Time (as defined in Section 1.02), upon the terms and subject to the conditions of this Agreement, the Merger-Sub shall be merged with and into FED in accordance with the Delaware General Corporation Law (the "DGCL"). FED shall be the surviving corporation in the Merger, and the name of the Surviving Corporation shall be "FED Corporation." As a result of the Merger, all outstanding shares of capital stock of FED (the "FED CAPITAL STOCK"), and any options, warrants, rights, calls, subscriptions or other securities convertible into or exchangeable for FED Capital Stock ("FED CONVERTIBLE SECURITIES") shall be converted in the manner provided in Article II.

         SECTION 1.02     EFFECTIVE TIME

                    At the Closing (as defined in Section 1.03), a certificate of merger (the "CERTIFICATE OF MERGER") shall be duly prepared by the Surviving Corporation and delivered to the Secretary of State of Delaware for filing as provided in the DGCL, on, or as soon as practicable after, the Closing Date (as defined in Section 1.03). The Merger shall become effective as soon as the Certificate of Merger has been filed with the Secretary of State of Delaware (the date and time when such condition has been satisfied being referred to herein as the "EFFECTIVE TIME").

         SECTION 1.03     CLOSING

         The closing of the Merger (the "CLOSING") will take place at the offices of Preston Gates & Ellis LLP, 701 Fifth Avenue, Suite 5000, Seattle, WA 98104-7078 on or before March 17, 2000 or such later date as mutually acceptable to FED and Parent (the "CLOSING DATE"). At the Closing, there shall be delivered to FED and the Parent the certificates and other documents and instruments required to be delivered under Article V. The Closing will be effective as of the Effective Time.

         SECTION 1.04 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION

                    At the Effective Time, (i) the Certificate of Incorporation of FED in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, (ii) the By-Laws of FED as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, and (iii) all of the estate, properties, rights, privileges, powers and franchises of FED and all of its property, real, personal and mixed, and all debts and obligations of any kind of FED shall vest in the Surviving Corporation, without any further act or deed being required therefor. The Certificate of Incorporation and By-Laws of FED as in effect as of the date hereof and to be in effect as of the Effective Time are attached hereto as EXHIBITS 1.04-1 and 1.04-2, respectively.

         SECTION 1.05     CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE PARENT

                    The Certificate of Incorporation and By-Laws of the Parent as in effect as of the date hereof and to be in effect as of the Effective Time are attached hereto as EXHIBITS 1.05-1 and

1.05-2, respectively.

II.      STATUS AND CONVERSION OF SECURITIES; OTHER AGREEMENTS.

         SECTION 2.01     COMMON STOCK OF FED AND THE MERGER-SUB

                    (a) Each share of common stock, par value $0.001 per share, of the Merger-Sub outstanding immediately prior to the Closing shall remain outstanding and shall, by virtue of the Merger and without any further action on the part of the holders thereof, be converted into one thousand (1,000) shares of common stock, par value $0.001 per share, of the Surviving Corporation (the "SURVIVING CORPORATION COMMON STOCK"), so that at the Effective Time, the Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation Common Stock.

                    (b) All shares of FED Common Stock and all FED Convertible Securities issued and outstanding prior to the Closing (excluding 1,188,180 option shares held by FED optionholders (the "Additional Options")) shall be converted into shares of common stock, $0.001 par value (the "PARENT COMMON STOCK"), or equivalent convertible securities ("PARENT CONVERTIBLE SECURITIES"), as applicable, of the Parent in an aggregate amount equal to Eleven Million One Hundred Fifty Thousand Three Hundred Fourteen (11,150,314) shares of Parent Common Stock and Parent Convertible Securities. Each share of FED Common Stock (and each FED Convertible Security to purchase one share of FED Common Stock) shall be exchangeable for that certain amount of Parent Common Stock represented by a fraction, the numerator of which is 11,150,314 and the denominator of which is equal to the aggregate of the number of shares of FED Common Stock and all warrants and options comprising all FED Convertible Securities issued and outstanding as of the Closing Date. The Additional Options shall be converted into options to purchase shares of Parent Common Stock on the same basis as the Parent Convertible Securities based on the same ratio as set forth in the preceding sentence. As of the Closing Date the former holders of FED Common Stock and FED Convertible Securities (collectively the "FORMER FED STOCKHOLDERS") shall effectively own approximately forty-two percent (42%) of the outstanding Parent Common Stock, on a fully diluted basis.

         SECTION 2.02      CAPITAL STOCK OF THE PARENT

                    Immediately prior to the Effective Time, the Parent shall have an aggregate of Twenty Million One Hundred Fifty-six Thousand Four Hundred (20,156,400) shares of Parent Common Stock issued, including Three Million Four Hundred Sixty Four Thousand Five Hundred Forty Seven (3,464,547) shares of Parent Common Stock to be sold in a private placement pursuant to Rule 506 and/or Regulation S promulgated under the Securities Act of 1933 (the "PRIVATE PLACEMENT").

         SECTION 2.03      STOCK OPTION PLAN

                    The Parent's Stock Option Plan (the "STOCK OPTION PLAN") is attached hereto as EXHIBIT 2.03, pursuant to which the Parent reserved for issuance thereunder Three Million Nine Hundred Thousand (3,900,000) shares of Parent Common Stock. At or prior to Closing, Parent shall file a registration statement on Form S-8 with the Securities and Exchange Commission ("SEC") to register the issuance and sale of Parent Common Stock upon exercise of options granted under the Stock Option Plan.

         SECTION 2.04      CAPITAL STRUCTURE OF THE PARENT.

                    (a) As of the Closing Date, and as of the Effective Time, the Parent shall have cash on account of not less than Twenty-seven Million Two Hundred Fifty Thousand Dollars ($25,916,667) less (i) the total aggregate principal amount of promissory notes made by FED contributed to Parent in exchange for the issuance of Parent Common Stock (the "NOTES"); and (ii) fees and expenses incurred by or on behalf of Parent in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, fees and expenses of counsel, exchange listing fees and premium payments for directors & officers' insurance.

                    (b) As of the Effective Time, the Parent shall have Seventy-six Million Three Hundred Fifty Thousand (76,350,000) authorized shares of Parent Common Stock. An aggregate of Eleven Million One Hundred Fifty Thousand Three Hundred Fourteen (11,150,314) shares of Parent Common Stock and Parent Convertible Securities shall be issued to the Former FED Stockholders, and Fifteen Million Two Hundred Forty-five Thousand Three Hundred Twenty-one (15,245,321) shares of Parent Common Stock shall be held by the stockholders of the Parent.

         SECTION 2.05      EXCHANGE OF FED CAPITAL STOCK AND FED CONVERTIBLE
                           SECURITIES

                    (a) The Parent shall authorize one or more persons to act as a transfer and exchange agent hereunder (the "EXCHANGE AGENT") pursuant to an agreement (the "EXCHANGE AGENT AGREEMENT") in a form to be agreed upon by the parties hereto. Promptly after the Closing, the Parent shall deposit or cause to be deposited with the Exchange Agent the certificates representing the shares of Parent Common Stock and Parent Convertible Securities issuable to the holders of FED Capital Stock and FED Convertible Securities, as applicable.

                    (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of FED Capital Stock and FED Convertible Securities (collectively the "FED CERTIFICATES") a form letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the FED Certificates shall pass, only upon delivery of the FED Certificates to the Exchange Agent) and instructions for such holder's use in effecting surrender of the FED Certificates in exchange for certificates representing shares of Parent Common Stock and Parent Convertible Securities, as applicable.

                    (c) After the Effective Time, holders of FED Capital Stock and FED Convertible Securities shall cease to be, and shall have no rights as, stockholders of FED, other than (i) to receive shares of Parent Common Stock into which such shares have been converted pursuant to the provisions hereof, and (ii) any rights afforded to any such holder who has demanded appraisal rights in compliance with all provisions of the DGCL concerning the right of such holder to dissent from the Merger and demand appraisal of such shares of FED Capital Stock.

                    (d) As of the Effective Time, each holder of a FED Certificate shall surrender the same at the principal offices of the Exchange Agent, and shall be entitled to receive in exchange therefor a certificates of the Parent reflecting the amount of Parent Common Stock and Parent Convertible Securities, as applicable, to be received by such holder.

                    (e) If any FED Certificate shall have been lost, stolen, or destroyed, Exchange Agent will, upon receipt (i) of appropriate evidence as to such loss, theft, or destruction and to the ownership of such FED Certificate by the person claiming such FED Certificate to be lost, stolen, or destroyed, and
(ii) of appropriate and customary indemnification, issue in exchange for such lost, stolen, or destroyed FED Certificate the shares of Parent Common Stock deliverable in respect thereof pursuant to Section 2.01(b) hereof and this
Section 2.05.

                    (f) If any certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the FED Certificate surrendered in exchange therefore is registered, it shall be a condition to the issuance thereof that the FED Certificate so surrendered shall be properly indorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer (including without limitation that the signature of the transferor shall be properly guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange), and that the individual or entity requesting such exchange shall pay to the Parent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the FED Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of Parent that such tax has been paid or is not payable.

III.     REPRESENTATIONS AND WARRANTIES.

         SECTION 3.01      REPRESENTATIONS AND WARRANTIES OF FED

                    Except as set forth in the Disclosure Schedule of FED attached hereto (the "FED DISCLOSURE SCHEDULE"), FED, on the date hereof and as of the time of Closing, represents and warrants, as to itself and, unless otherwise stated or the context indicates otherwise, as to the

Company Subsidiary (as defined below), to the Parent and the Merger-Sub as follows in this Section 3.01. For purposes of this Section 3.01, "knowledge," "know," or "known" means actual knowledge after due inquiry.

                     (a)   ORGANIZATION AND QUALIFICATION; COMPANY SUBSIDIARY.

                           (i)      FED is a corporation duly organized, validly
existing and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as and to the extent now conducted, and currently proposed to be conducted, and to own, use and lease its assets and properties, except for such failures to have such power and authority which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect (as defined in this Section 3.01(a)) on FED. FED is duly qualified, licensed or admitted to do business and is in good standing in New York. As used in this Agreement, a "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the businesses, properties, assets, prospects, condition (financial or otherwise) or results of operations of an entity (or group of entities taken as a whole). Notwithstanding the foregoing, a Material Adverse Effect shall not include any change in political or economic matters of general applicability. Except for the Company Subsidiary (as defined below), FED does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                           (ii) The Company has exactly one (1) subsidiary,
which is Virtual Vision, Inc. (the "COMPANY SUBSIDIARY"). The Company Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect on the Business Condition of the Company. The Company Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect on the Business Condition of the Company. All of the outstanding shares of capital stock or similar equity interests of the Company Subsidiary have been validly issued, are fully paid and nonassessable, and are owned by the Company. The Company Subsidiary is not a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate statutes) restricting the ability of the Company Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company. Unless otherwise stated or where the context provides otherwise in this Section 3.01, all representations and warranties made by FED in this
Section 3.01 shall also be deemed to be made by the Company Subsidiary.

                    (b)    ORGANIZATIONAL DOCUMENTS; CAPITAL STOCK

                           (i) Attached hereto as EXHIBITS 1.04-1 and 1.04-2, respectively, are true and complete copies of the Certificate of Incorporation and By-Laws of FED.

                           (ii) The authorized capital stock of FED consists solely of Fifty-five Million (55,000,000) shares of FED Capital Stock, comprised of Fifty Million (50,000,000) shares of common stock and Five Million (5,000,000) shares of preferred stock, and of which Four Million Seven Hundred Fifty Two Thousand Nine Hundred Ninety Seven (4,752,997) shares of common stock and no shares of preferred stock are issued and outstanding. Attached hereto as EXHIBIT 3.01(B)(ii) is a true and complete list of all stockholders of FED and each such stockholder's respective ownership of FED Capital Stock.

                           (iii) Attached hereto as EXHIBIT 3.01(B)(iii) is a true and complete table of all outstanding or authorized FED Convertible Securities. Except as contemplated hereby, there are no outstanding options, warrants, calls, subscriptions, rights, agreements or other commitments of any character (contingent or otherwise) obligating FED to issue, sell, repurchase, redeem, or otherwise acquire any shares of the FED Capital Stock or FED Convertible Securities.

                           (iv) There are no outstanding contractual obligations of FED to repurchase, redeem, or otherwise acquire any FED Capital Stock.

                           (v) As of the Effective Time, FED will not have more than thirty-five (35) stockholders who do not qualify as "accredited investors," as that term is defined in Regulation D of the SEC regulations promulgated under the Securities Act of 1933. Any stock buy-back undertaken by FED complied with all applicable federal and state securities laws, including financial and other information requirements.

                    (c) AUTHORITY RELATIVE TO THIS AGREEMENT. FED has full power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by FED and the consummation by FED of the Merger and the transactions contemplated hereby have been duly and validly approved by the Board of Directors of FED, and upon the approval of the stockholders of FED, no other proceedings on the part of FED will be necessary to authorize the execution, delivery, and performance of this Agreement by FED and the consummation by FED of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FED, and constitutes the legal, valid, and binding obligation of FED enforceable against FED in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity).

                    (d)    NON-CONTRAVENTION; APPROVALS AND CONSENTS

                            (i) The execution and delivery of this Agreement by FED does not, and the performance by FED of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien, claim, mortgage, encumbrance, pledge, security interest, equity, or charge of any kind (any of the foregoing, a "LIEN") upon any of the assets or properties of FED under any of the terms, conditions, or provisions of (x) the Certificate of Incorporation of FED, (y) any statute, law, rule, regulation, or ordinance (collectively, "LAWS"), or any judgment, decree, order, writ, permit, or license (collectively, "ORDERS"), of any court, tribunal, arbitrator, authority, agency, commission, official, or other instrumentality of the United States, any foreign country, or any domestic or foreign state, county, city, or other political subdivision (a "GOVERNMENTAL OR REGULATORY AUTHORITY"), applicable to FED or any of its assets or properties, or (z) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease (capital or operating) or other instrument, obligation, or agreement of any kind (collectively, "CONTRACTS") to which FED is a party or by which FED or any of its assets or properties is bound, excluding from the foregoing clauses (y) and (z) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations, and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on FED or on its ability to consummate the transactions contemplated by this Agreement.

                           (ii) Except (x) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State of Delaware and, and (y) for the approval of stockholders of FED, no consent, approval, or action of, filing with, or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which FED is a party or by which FED or any of its assets or properties is bound for the execution and delivery of this Agreement by FED, the performance by FED of its obligations hereunder or the consummation of the transactions contemplated hereby, except for such consents, approvals, or actions of, filings with or notices to any Governmental or Regulatory Authority or other public or private third party the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on FED, the Surviving Corporation, or on FED's ability to consummate the transactions contemplated by this Agreement.

                     (e) LEGAL PROCEEDINGS. There are no actions, suits, arbitrations, or proceedings pending, nor to the knowledge of FED, threatened against, relating to or affecting, FED or the

Subsidiary or any of their assets and properties. FED is not subject to any judgment, decree, court order, or writ of any Governmental or Regulatory Authority.

                    (f)    TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS.

                           (i) The "FED INTELLECTUAL PROPERTY" consists of the following:

                                    A. all patents, trademarks, trade names,
                  service marks, mask works, domain names, copyrights and any renewal rights, applications and registrations for any of the foregoing, and all trade dress, supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (in both source and object code form) owned by FED;

                                    B.      all goodwill associated with
                  trademarks, trade names service marks and trade dress owned by FED;

                                    C.      all software and firmware listings,
                  and updated software source code, and complete system build software and instructions related to all software described herein owned by FED;

                                    D.      all documents, records and files
                  relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein owned by FED;

                                    E.      all other tangible or intangible
                  proprietary information and materials owned by FED; and

                                    F. all license and other rights in any third
                  party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including without limitation the types of intellectual property and tangible and intangible proprietary information described in (A) through (E) above that are being, and/or have been, used, or are currently under development for use, in the business of FED as it has been, is currently or is currently anticipated to be (up to the Closing), conducted. FED Intellectual Property described in clauses (A) to (E) above is referred to herein as "FED Owned Intellectual Property" and FED Intellectual Property described in clause (F) above is referred to herein as "FED Licensed Intellectual Property." Unless otherwise noted, all references to "FED Intellectual Property" shall refer to both FED Owned Intellectual Property and FED Licensed Intellectual Property.

                            (ii) SCHEDULE 3.01(f) lists: (i) all patents,
                  registered copyrights, trademarks, service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in the FED Owned Intellectual Property; (ii) all hardware products and tools, software products and tools, and services that are currently published, offered, or under development by FED; (iii) all material licenses, sublicenses and other agreements to which FED is a party and pursuant to which any other person is authorized to have access to or use the FED Owned
                  Intellectual Property or exercise any other right with regard thereto; and (iv) all FED Licensed Intellectual Property (other than license agreements for standard "shrink wrapped, off the shelf," commercially available, third party products used by FED). The disclosures described in (iii),
                  (iv) and (v) hereof include the names and dates of the relevant agreements, as well as the identities of the parties thereto.

                           (iii) The FED Intellectual Property consists solely
                  of items and rights that are either: (i) owned by FED, (ii) in the public domain, or (iii) rightfully used and authorized for use by FED and its successors pursuant to a valid license or other agreement. FED has all rights in the FED Intellectual Property reasonably necessary to carry out FED's current, and anticipated future (up to the Closing) activities and has or had all rights in the FED Intellectual Property reasonably necessary to carry out FED's former activities, including without limitation, if necessary to carry out such activities, rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign, and sell the FED Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses. All material software and firmware listings that are part of the FED Owned Intellectual Property are adequately commented in accordance with current software industry standards.

                            (iv) FED is not, nor as a result of the execution or
                  delivery of this Agreement, or performance of FED's obligations hereunder, will FED be, in violation of any license, sublicense or other agreement relating to the FED Intellectual Property to which FED is a party or otherwise bound. FED is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by FED or its successors in the FED Intellectual Property.

                            (v) To the knowledge of FED, the use, reproduction,
                  modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any FED Owned Intellectual Property or any other authorized exercise of rights in or to the FED Owned Intellectual Property by FED or its licensees does not and will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Further, to the knowledge of FED, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any FED Licensed Intellectual Property or any other authorized exercise of rights in or to the FED Licensed Intellectual Property by FED or its licensees does not and will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. No claims (i) challenging the validity, effectiveness, or ownership by FED of any of the FED Owned Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any FED Owned
                  Intellectual Property by FED or its licensees infringes, or will infringe on, any intellectual property or other proprietary or personal right of any person, have been asserted or, to the knowledge of FED, are threatened by any person nor, to the knowledge of FED, are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and mask works and all registered trademarks listed on the FED Disclosure Schedule and all copyright registrations held by FED are valid, enforceable and subsisting. To the knowledge of FED, there is no material unauthorized use, infringement or misappropriation of any of the FED Owned Intellectual Property by any third party, employee or former employee.

                           (vi) No parties other than FED possess any current or
                  contingent rights to any source code that is part of the FED Owned Intellectual Property (including, without limitation, through any escrow account).

                            (vii) SCHEDULE 3.01(f) lists all parties who have
                  created any material portion of, or otherwise have any rights in or to, the FED Owned Intellectual Property other than employees of FED whose work product was created by them entirely within the scope of their employment by FED and constitutes works made for hire owned by FED. FED has secured from all parties who have created any material portion of, or otherwise have any rights in or to, the FED Owned Intellectual Property valid and enforceable written assignments or licenses of any such work or other rights to FED and has provided true and complete copies of such assignments or licenses to Parent.

                           (viii) SCHEDULE 3.01(f) includes a true and complete
                  list of support and maintenance agreements relating to FED Owned Intellectual Property or to which FED is a party as to FED Licensed Intellectual Property including the identity of the parties and the respective dates of such agreements and remedies for their breach.

                           (ix) FED has obtained legally binding written
                  agreements from all employees and third parties with whom FED has shared confidential proprietary information (i) of FED, or
                  (ii) received from others which FED is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential.

                           (x) FED has obtained any and all necessary consents
                  from consumers with regard to FED's collection and dissemination of personal consumer information in accordance with FED's privacy policy as published on its website. FED's practices regarding the collection and use of consumer personal information are in accordance with FED's privacy policy as published on its website.

                            (xi) To the knowledge of FED, the FED Owned
                  Intellectual Property is, and any products manufactured and commercially released by FED or currently under development, are fully Year 2000 Compliant in all material respects and will not cease to be fully Year 2000 Compliant in any material respect at any time prior to, during or after the calendar year 2000. To the best of FED's knowledge, the FED Licensed Intellectual Property is fully Year 2000 Compliant in all material respects and will not cease to be fully Year 2000 Compliant in any material respect at any time prior to, during or after the calendar year 2000. For the purposes of this Agreement, "Year 2000 Compliant" means that neither the performance nor the functionality of the applicable FED Intellectual Property or applicable product is or will be materially affected by dates prior to, during or after the calendar year 2000 and in particular (but without limitation):

                                    A. such FED Intellectual Property or product
                  accurately receives, provides and processes, and will accurately receive, provide and process, date/time data (including calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including calendar years 1999 and 2000;

                                    B. such FED Intellectual Property or product
                  will not malfunction, cease to function, provide invalid or incorrect results or cause any interruption in the operation of the business of FED as a result of any date/time data-based functionality.

                                    C. data-based functionality of such FED
                  Intellectual Property or product behaves and will continue to behave consistently for dates prior to, during and after the year 2000;

                                    D. in all interfaces and data storage of
                  such FED Intellectual

                  Property or product, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

                                    E. the year 2000 is and will be recognized
                    as a leap year of such FED Intellectual Property or product.

                  (g) FINANCIAL STATEMENTS. FED has delivered to Parent audited balance sheets as of December 31, 1997, 1998 and 1999, the related audited statements of income for the year ended December 31, 1997, 1998, and 1999 (such balance sheets and statements of income are collectively referred to as the "FINANCIAL STATEMENTS"). The Financial Statements: (i) are in accordance with the books and records of FED, (ii) present fairly, in all material respects, the financial position of FED as of the date indicated and the results of its operations for each of the periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied except as described in SCHEDULE 3.01(g)-1. There are no material off-balance sheet liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, that are not shown or provided for either in the Financial Statements or
SCHEDULE 3.01(g)-1. The liabilities of FED were incurred in the ordinary course of FED's business.

                  (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999 there has not been:

                           (i) Any transaction involving more than $50,000
                  entered into by FED other than in the ordinary course of business; any change (or any development or combination of developments of which FED has knowledge which is reasonably likely to result in such a change) in FED's business condition, other than (i) changes which in the aggregate have not been materially adverse to FED's business condition, (ii) any material adverse change that results from or arises out of general economic, business or industry conditions or (iii) any material adverse change that results from or arises out of the announcement or pendency of the transactions contemplated by this Agreement; or, without limiting the foregoing, any loss of or damage to any of the properties of FED due to fire or other casualty, or any other loss, whether or not insured, amounting to more than $50,000 in the aggregate;

                                    (ii) Any declaration, payment, or setting
                  aside of any dividend or other distribution to or for the holders of any FED Capital Stock;

                                    (iii) Any termination, modification, or
                  rescission of, or waiver by FED of rights under, any existing contract having or likely to have a material adverse effect on FED's business condition;

                                    (iv) Any discharge or satisfaction by FED of
                  any lien or encumbrance, or any payment of any obligation or liability (absolute or contingent) other than liabilities shown on the balance sheet included in the Financial Statements as of December 31, 1999 and liabilities incurred since December 31, 1999 in the ordinary course of business; or

                                    (v) Any mortgage, pledge, imposition of any
                  security interest, claim, encumbrance, or other restriction on any of the assets, tangible or intangible, of Company having or likely to have a material adverse effect on FED's business condition.

                  (i) ABSENCE OF UNDISCLOSED LIABILITIES. Except for matters reflected or reserved against in the FED Balance Sheet, FED did not have at such date and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except liabilities or obligations which were incurred in connection with this Agreement and the transactions contemplated hereby, which were incurred in the ordinary course of business consistent with past practice.

                   (j) INFORMATION SUPPLIED. Nothing in this Agreement or any schedule, annex or exhibit hereto, or in Exhibit D to the Private Placement Memorandums of Parent dated January 31, 2000 and February 15, 2000 or any documentation distributed therewith, contains any untrue statement of a material fact, or omits any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. There is no fact known to FED which materially and adversely affects FED or the Surviving Corporation, which has not been set forth in this Agreement or in the schedules, annexes, certificates, documents, or statements in writing furnished by FED in connection with the transactions contemplated by this Agreement.

                  (k) COMPLIANCE WITH LAWS AND ORDERS. FED holds all permits, licenses, variances, exemptions, orders, and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of its business (the "FED PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders, and approvals which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on FED. FED is in compliance with the terms of the FED Permits, except failures so to comply which, individually or in the aggregate, do not have and are not reasonably expected to have a Material Adverse Effect on FED. FED is not in violation of, or in default under, any Law or Order of any Governmental or Regulatory Authority, except for violations which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on FED.

                  (l) COMPLIANCE WITH AGREEMENTS; CERTAIN AGREEMENTS. Neither FED, nor to the knowledge of FED, any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (x) the Certificate of Incorporation of FED or (y) any material Contract to which FED is a party or by which FED or any of its assets or properties is bound, except in the case of clause (y) for breaches, violations, and defaults which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on FED.

                   (m) BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by FED and its affiliates directly with the Parent and the Merger-Sub without the intervention of any person on behalf of FED and its affiliates in such manner as to give rise to any valid claim by any person against FED, the Parent, or the Surviving Corporation for a finder's fee, brokerage commission, or similar payment.

                  (n) CONSENTS WITHOUT ANY CONDITION. FED has not made any agreement or reached any understanding not approved by the Parent and the Merger-Sub as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

                  (o) TAX MATTERS.

                           (i) FED has filed all tax returns required to be filed by applicable law prior to the Closing. All tax returns were (and, as to tax returns not filed as of the date hereof, will be) true, complete, and correct and filed on a timely basis. FED (x) has paid all taxes due, or claimed or asserted in writing by any taxing authority to be due, for the periods covered by such tax returns or (y) has duly and fully provided reserves (in accordance with GAAP) adequate to reflect all such taxes.

                           (ii) FED has established (and until the Closing will maintain) on its books and records reserves adequate to reflect all material taxes not yet due and payable. FED has made available to the Parent and the Merger-Sub complete, and accurate copies of all work papers associated with the calculation of FED's tax reserves.

                           (iii) There are no tax liens upon the assets of FED.

                           (iv) FED has not requested (and no request has been made on its behalf) any extension of time within which to file any material tax return.

                           (v) (A) No income tax returns have been examined by any taxing authorities for any periods; and (B) no deficiency for any material taxes has been suggested, proposed, asserted, or assessed against FED that has not been resolved and paid in full.

                           (vi) No audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or tax returns of FED. No written claim has been made by a taxing authority in a jurisdiction where FED does not file tax returns such that it is or may be subject to taxation by that jurisdiction.

                           (vii) To the extent requested by the Parent and the Merger-Sub, FED has made available to the Parent and the Merger-Sub (or, in the case of tax returns to be filed on or before the Closing, will make available) complete and accurate copies of all tax returns and associated work papers filed by or on behalf of FED for all taxable years ending on or prior to the Closing.

                           (viii) No agreements relating to allocating or sharing of any taxes have been entered into by FED.

                           (ix) FED has not entered into any transactions that could give rise to an understatement of Federal Income Tax.

                            (x) None of FED or any other person on behalf of FED has agreed to or is required to make any adjustments pursuant to
         Section 481(a) of the Code or any similar provisions of state, local or foreign law by reason of a change in accounting method initiated by FED or has any application pending with any taxing authority requesting permission for any change in accounting methods that relate to the business or operations of FED, and FED has no knowledge that the IRS has proposed any such adjustment or change in accounting method.

                           (xi) FED has not been, and is not now, a member of any consolidated, combined, unitary or affiliated group of corporations for any tax purposes.

                  (p) ACCOUNTS RECEIVABLE. All of the accounts receivable shown on the balance sheet included in the Financial Statements as of December 31, 1999 have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such December 31, 1999 balance sheet and net of returns and payment discounts allowable by FED's policies) and can reasonably be anticipated to be paid in full without outside collection efforts within ninety (90) days of the due date, subject to no counterclaims or setoffs.

                  (q) LEASES IN EFFECT. All real property leases and subleases as to which FED is a party and any amendments or modifications thereof are listed on SCHEDULE 3.01(q) (each a "Lease" and collectively, the "Leases") are valid, in full force and effect, enforceable, and there are no existing defaults, and FED has not received or given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder, except for such defaults that would not have a material adverse effect on FED's business condition.

                  (r) PERSONAL PROPERTY. FED has good and marketable title, free and clear of all title defects, security interests, pledges, options, claims, liens, encumbrances, and restrictions of any nature whatsoever (including, without limitation, leases, chattel mortgages, conditional sale contracts, purchase money security interests, collateral security arrangements, and other title or interest-retaining agreements) (collectively, the "ENCUMBRANCES") to all inventory, receivables, furniture, machinery, equipment, and other personal property, tangible or otherwise, reflected as owned on the balance sheets included in the Financial Statements, except for acquisitions and dispositions since December 31, 1999 in the ordinary course of business, except for (a) any lien for current taxes not yet due and payable, (b) any statutory liens and (c) minor liens that have arisen in the ordinary course of business and that do not materially detract from the value of the assets subject thereto or materially impair the operations of FED. SCHEDULE 3.01(r) lists (i) all computer equipment having a book value of $5,000 or more and (ii) all other personal property having a book value of $5,000 or more, which are used by FED in the conduct of its business and all such equipment and property are in good operating condition and repair, reasonable wear and tear excepted.

                  (s) CERTAIN TRANSACTIONS. None of the directors, officers, or shareholders of FED, or any member of any of their families (as defined below), is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction with FED, including, without limitation, any contract, agreement, or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such person or any corporation, partnership, trust, or other entity in which any such person has or had a 5%-or-more interest (as a shareholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee other than for services rendered by the shareholders as employees of FED. None of FED's officers or directors has any material interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks or trade names, used in or pertaining to the business of FED, or any supplier, distributor or customer of FED, except for the normal rights of a shareholder, and except for rights under existing employee benefit plans. For purposes of this Agreement "FAMILIES" shall include all individuals who by reason of ancestry, adoption or marriage have a common parent or grandparent.

                  (t)     MAJOR CONTRACTS.  FED is not a party to or subject to:

                                            (i)      Any union contract, or any
                  employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee;

                                            (ii)     Any plan or contract or
                  arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, or the like;

                                            (iii)    Any joint venture contract
                  or arrangement or any other agreement which has involved or is expected to involve a sharing of profits;

                                            (iv)     Any OEM agreement,
                  distribution agreement, volume purchase agreement, corporate end user sales or service agreement or manufacturing agreement in which the amount involved exceeds annually, or is expected to exceed in the aggregate over the life of the contract $50,000 or pursuant to which FED has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing, reproduction, publishing or distribution rights related to any product, group of products or territory;

                                            (v)      Any lease for real or
                  personal property in which the amount of payments which FED is required to make on an annual basis exceeds $50,000;

                                            (vi)     Any material agreement,
                  license, franchise, permit, indenture or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the Closing of the Merger, or the consummation of the transactions contemplated hereby or thereby;

                                            (vii)    Except for trade
                  indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $50,000 or more;

                                            (viii)   Any material license
                  agreement, either as licensor or licensee (excluding nonexclusive hardware and software licenses granted to distributors or end-users in the ordinary course of business consistent with prior practice); or

                                            (ix)     Any contract containing
                  covenants purporting to limit FED's freedom to compete in any line of business in any geographic area.

         All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed on SCHEDULE 3.01(t) pursuant to this Section 3.01(t) are valid and in full force and effect and FED has not, nor, to the best knowledge of FED, has any other party thereto, breached any provisions of, or entered into default in any respect under the terms thereof except for such breaches and defaults that would not have a material adverse effect on the FED's business condition. To FED's knowledge, none of the parties to any of the major contracts identified in SCHEDULE 3.01(t) have terminated other than pursuant to its terms, or overtly expressed an intent to materially reduce or terminate the amount of its business with FED in the future.

                  (u) INSURANCE AND BANKING FACILITIES. SCHEDULE 3.01(u) contains a complete and correct list of (i) all contracts of insurance or indemnity of FED in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts, and expiration date) and (ii) the names and locations of all banks in which FED has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from FED with respect to any such contracts of insurance or indemnity have been paid, and FED does not know of any fact, act, or failure to act which has or might cause any such contract to be canceled or terminated. All material known claims for insurance or indemnity have been presented.

                  (v) EMPLOYEES. Except for the contracts of employment with Gary Jones and Susan Jones, FED does not have any written contract of employment or other employment agreement with any of its employees that is not terminable at will by FED. FED is not a party to any pending, or to FED's knowledge, threatened, labor dispute. FED has complied in all material respects with all applicable federal, state, and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining, payment of social security, unemployment and withholding taxes, and ensuring equality of opportunity for employment and advancement of minorities and women. There are no claims pending, or, to FED's knowledge, threatened to be brought, in any court or administrative agency by any former or current FED employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim pending from any current or former employee or any other person arising out of FED's status as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge or otherwise.

                  (w) EMPLOYEE BENEFIT PLANS. Each employee benefit plan ("PLAN") covering active, former, or retired employees of FED is listed on
SCHEDULE 3.01(W). FED has made available to Parent and Merger-Sub a copy of each Plan, and where applicable, any related trust agreement, annuity, or insurance contract. No annual reports (Form 5500) have been required to be filed with the Internal Revenue Service. To the extent applicable, each Plan complies, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and has remained tax-qualified to this date and its related trust is tax-exempt and has been so since its creation. No Plan is covered by Title IV of ERISA or Section 412 of the Code. No "PROHIBITED TRANSACTION," as defined in ERISA Section 406 or Code Section 4975 has occurred with respect to any Plan. Each Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. There are no pending or anticipated claims against or otherwise involving any of the Plans and no suit, action, or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any Plan. All contributions, reserves, or premium payments to the Plan, accrued to the date hereof have been made or provided for. FED has not incurred any liability under Subtitle C or D of Title IV of ERISA with respect to any "SINGLE-EMPLOYER PLAN," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by FED, or any entity which is considered one employer with FED under Section 4001 of ERISA. FED has not incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "MULTIEMPLOYER PLAN," within the meaning of Section 4001(a)(3) of ERISA. There are no restrictions on the rights of FED to amend or terminate any Plan without incurring any liability thereunder. FED has not engaged in or is a successor or parent corporation to an entity that has engaged in a transaction described in ERISA Section 4069. There have been no amendments to, written interpretation of, or announcement (whether or not written) by FED relating to, or change in employee participation or coverage under, any Plan. Neither FED nor any of its ERISA affiliates have any current or projected liability in respect of post-employment or post-retirement welfare benefits for retired or former employees of FED other than health care continuation benefits required to be provided under applicable law. No tax under Section 4980B of the Code has been incurred in respect of any Plan that is a group health plan, as defined in
Section 5000(b)(1) of the Code. FED has administered the FED Stock Option Plan and other executive compensation Plans, if any, in a manner which will not result in a compensation charge against earnings or the loss of deductions for federal and state income tax purposes.

                  (x) CERTAIN AGREEMENTS. Except as contemplated by this Agreement, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by FED (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of FED under any Plan, agreement or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  (y) GUARANTEES AND SURETYSHIPS. FED has no powers of attorney outstanding (other than those issued in the ordinary course of business with respect to tax matters), FED has no obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity.

                  (z)      ENVIRONMENTAL MATTERS.  To the knowledge of FED:

                           (i) There has not been a discharge or release on any
                  real property owned or leased by FED (the "REAL PROPERTY") of any Hazardous Material (as defined below) in violation of any federal, state or local statute, regulation, rule or order applicable to health, safety and the environment, including without limitation, contamination of soil, groundwater or the environment, generation, handling, storage, transportation or disposal of Hazardous Materials or exposure to Hazardous Materials ("ENVIRONMENTAL LAWS"), except for those that would not, individually or in the aggregate have a material adverse effect on FED;

                           (ii) No Hazardous Material has been used by FED in
                  the operation of FED's business in amounts that would violate any Environmental Laws;

                           (iii) FED has not received from any Governmental or
                  Regulatory Authority or third party any request for information, notice of claim, demand letter, or other notification, notice or information that FED is or may be potentially subject to or responsible for any investigation or clean-up or other remediation of Hazardous Material present on any Real Property;

                           (iv) There have been no environmental investigations,
                  studies, audits, tests, reviews, or other analyses, the purpose of which was to discover, identify, or otherwise characterize the condition of the soil, groundwater, air, or presence of asbestos at any of the Real Property sites;

                           (v) There is no asbestos present in any Real Property
                  presently owned or operated by FED, and no asbestos has been removed from any Real Property while such Real Property was owned or operated by FED; and

                           (vi) There are no underground storage tanks on, in or
                  under any of the Real Property and no underground storage tanks have been closed or removed from any Real Property which are or have been in the ownership of FED.

         "HAZARDOUS MATERIAL" means any substance (i) that is a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation, rule, or order, (ii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, or otherwise hazardous and is regulated by any Governmental or Regulatory Authority, (iii) the presence of which on any of the Real Property causes or threatens to cause a nuisance on any of the Real Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any of the Real Property, or (iv) the presence of which on adjacent properties could constitute a trespass by Company or the then current owner(s) of any of the Real Property.

         SECTION 3.02 REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER-SUB.

                  Except as set forth in the Disclosure Schedule of Parent attached hereto (the "PARENT DISCLOSURE SCHEDULE"), Parent and Merger-Sub, on the date hereof and as of the time of Closing, represent and warrant to FED as follows in this Section 3.02. For purposes of this Section 3.02, "knowledge," "know," or "known" means actual knowledge after due inquiry.

                  (a) ORGANIZATION AND QUALIFICATION. The Parent and the Merger-Sub are corporations duly organized, validly existing, and in good standing under the laws of Nevada and Delaware, respectively, and have full corporate power and authority to conduct their business as and to the extent now conducted, and currently proposed to be conducted, and to own, use and lease their assets and properties. Except for the Parent's ownership of the Merger-Sub, neither the Parent nor the Merger-Sub directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture, or other business association or entity.

                  (b)      ORGANIZATIONAL DOCUMENTS; CAPITAL STOCK.

                                    (i)    Attached hereto as EXHIBITS 3.02(a)-1
                  and 3.02(a)-2, respectively, are true and complete copies of the Certificate of Incorporation and By-Laws of the Merger-Sub as in effect on the date hereof. Attached hereto as EXHIBITS 1.05-1 and 1.05-2, respectively, are true and complete copies of the Certificate of Incorporation and By-Laws of the Parent as in effect on the date hereof.

                           (ii) As of the Closing Date, the authorized capital stock of the Parent will consist solely of Seventy-six Million Three Hundred Fifty Thousand (76,350,000) shares of the Parent Common Stock. As of the Closing Date, the authorized capital stock of the Merger-Sub will consist solely of one thousand (1,000) shares of the common stock, par value $0.001 per share, of the Merger-Sub (the "MERGER-SUB COMMON STOCK"). The shares of the Parent Common Stock issuable to the Former FED Stockholders pursuant to Article II hereof, will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, and nonassessable. The outstanding shares of the Parent Common Stock are eligible for quotation on the Over-the-Counter Bulletin Board (the "OTCBB").

                           (iii) Except as contemplated hereby, there are no outstanding options, warrants, calls, subscriptions, rights, agreements or other commitments of any character (contingent or otherwise) obligating the Parent or the Merger-Sub to issue, sell, repurchase, redeem, or otherwise acquire any shares of the Parent Common Stock or the Merger-Sub Common Stock, respectively.

                           (iv) There are no debt obligations of the Parent or the Merger-Sub of any nature whatsoever, and as of the Closing Date, neither the Parent nor the Merger-Sub will have any debt, liabilities, obligations, or contingent obligations of any nature whatsoever.

                  (c) AUTHORITY RELATIVE TO THIS AGREEMENT. The Parent and the Merger-Sub have full corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by the Parent and the Merger-Sub and the consummation by the Parent and the Merger-Sub of the Merger and the transactions contemplated hereby have been duly and validly approved by the respective Boards of Directors of the Parent and the Merger-Sub and Parent as the sole stockholder of the Merger-Sub, and no other corporate proceedings on the part of the Parent or the Merger-Sub are necessary to authorize the execution, delivery, and performance of this Agreement by the Parent and the Merger-Sub and the consummation by the Parent and the Merger-Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent and the Merger-Sub, and constitutes a legal, valid, and binding obligation of the Parent and the Merger-Sub enforceable against the Parent and the Merger-Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity).

                  (d)      NON-CONTRAVENTION; APPROVALS AND CONSENTS.

                            (i) The execution and delivery of this Agreement by the Parent and the Merger-Sub does not, and the performance by the Parent and the Merger-Sub of their obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in, or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien on any of the respective assets or properties of the Parent or the Merger-Sub under any of the terms, conditions or provisions of (x) the Certificate of Incorporation or By-Laws of the Parent, (y) any Laws or Orders of any Governmental or Regulatory Authority applicable to the Parent or the Merger-Sub or any of their respective assets or properties, or (z) any Contracts to which either the Parent or the Merger-Sub is a party or by which either the Parent or the Merger-Sub or any of their respective assets or properties are bound, excluding from the foregoing clauses (y) and (z) conflicts, violations, breaches, defaults, terminations, modifications, accelerations, and creations and impositions of Liens, which individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on the Parent or the Merger-Sub or on their ability to consummate the transactions contemplated by this Agreement.

                            (ii) Except for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which the Constituent Entities are qualified to do business, no consent, approval, or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Parent or the Merger-Sub is a party or by which the Parent or the Merger-Sub or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Parent and the Merger-Sub, the performance by the Parent and the Merger-Sub of their respective obligations hereunder or the consummation of the transactions contemplated hereby, except for such consents, approvals or actions of, filing with or notices to any Governmental or Regulatory Authority or other public or private third party the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on the Parent, the Merger-Sub or the Surviving Corporation or on the Parent's and the Merger-Sub's ability to consummate the transactions contemplated by this Agreement.

                  (e) FINANCIAL STATEMENTS. The Parent has delivered to FED true, correct, and complete copies of the following: the audited balance sheets of the Parent (the "PARENT BALANCE SHEETS") as of December 31, 1997, 1998, and 1999; the audited statement of operations of the Parent (the "PARENT OPERATIONS STATEMENT") for the years ending December 31, 1997, 1998, and 1999; the audited statement of changes in stockholders' deficit of the Parent (the "PARENT STOCKHOLDERS' EQUITY STATEMENT") for the years ending December 31, 1997 1998, and 1999; the audited statement of cash flows of the Parent (the "PARENT CASH FLOW STATEMENT") for the years ending December 31, 1997, 1998, and 1999 (together, the "PARENT FINANCIAL STATEMENTS"). The Parent Financial Statements fairly present the financial condition, assets, liabilities, stockholders equity and results of operations of the Parent for the periods indicated.

                   (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated hereby, since December 31, 1999, no change, event, or development or combination of changes or developments (including any worsening of any condition currently existing) has occurred or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent or the Merger-Sub (without regard, however, to changes in conditions generally applicable to the industries in which the Parent and the Merger-Sub are involved or general economic conditions).

                  (g) ABSENCE OF UNDISCLOSED LIABILITIES. Except for matters reflected or reserved against in the Parent Balance Sheets included in the Parent Financial Statements or the unaudited Balance Sheet of the Merger-Sub, neither Parent nor the Merger-Sub had at such date and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except liabilities or obligations which were incurred in connection with this Agreement and the transactions contemplated hereby or in the ordinary course of business consistent with past practice.

                  (h) LEGAL PROCEEDINGS. There are no actions, suits, arbitrations, or proceedings pending or to the knowledge of the Parent or the Merger-Sub, threatened against, relating to or affecting, nor to the knowledge of the Parent or the Merger-Sub, are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, the Parent or the Merger-Sub or any of their assets and properties which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Parent or the Merger-Sub or on the ability of the Parent or the Merger-Sub to consummate the transactions contemplated by this Agreement. Neither the Parent nor the Merger-Sub is subject to any judgment, decree, court order, or writ of any Governmental or Regulatory Authority.

                   (i) INFORMATION SUPPLIED. Nothing in this Agreement or any schedule, annex, certificate, document, or statement in writing which has been supplied by or on behalf of the Parent or the Merger-Sub, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Parent or the Merger-Sub which materially and adversely affects the Parent or the Merger-Sub, which has not been set forth in this Agreement or in the schedules, exhibits, annexes, certificates, documents, or statements in writing furnished by the Parent or the Merger-Sub in connection with the transactions contemplated by this Agreement.

                  (j) COMPLIANCE WITH LAWS AND ORDERS. The Parent and the Merger-Sub hold all permits, licenses, variances, exemptions, orders, and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of its business (the "PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders, and approvals which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on the Parent or the Merger-Sub. The Parent and the Merger-Sub are in compliance with the terms of the Permits, except failures so to comply which, individually or in the aggregate, do not have and are not reasonably expected to have a Material Adverse Effect on the Parent or the Merger-Sub. The Parent and the Merger-Sub are not in violation of, or in default under, any Law or Order of any Governmental or Regulatory Authority except for violations which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on the Parent or the Merger-Sub.

                   (k) COMPLIANCE WITH AGREEMENTS; CERTAIN AGREEMENTS. Neither the Parent nor the Merger-Sub, nor to the knowledge of the Parent or the Merger-Sub, any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (x) the respective Certificates of Incorporation and By-Laws of the Parent and the Merger-Sub or (y) any material Contract to which the Parent or the Merger-Sub is a party or by which the Parent or the Merger-Sub or any of their assets or properties is bound, except in the case of clause (y) for breaches, violations, and defaults which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on the Parent or the Merger-Sub.

                  (l) EMPLOYEE BENEFIT PLANS. Except for awards under the Stock Option Plan, neither the Parent nor the Merger-Sub has or contributes to any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written.

                  (m) PATENTS, TRADEMARKS, ET CETERA. Neither the Parent nor the Merger-Sub has Intellectual Property.

                  (n) INSURANCE. Neither the Parent nor the Merger-Sub has an insurance policy.

                  (o) LABOR MATTERS. Except as contemplated under the Stock Option Plan, and other than Yiu Joe Cheung, who is the sole officer of the Parent as of the date hereof, neither the Parent nor the Merger-Sub has any employees.

                   (p) TANGIBLE PROPERTY AND ASSETS. The Parent and the Merger-Sub have no facilities or assets.

                  (q) BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Parent and the Merger-Sub and their affiliates directly with FED, without the intervention of any person on behalf of the Parent or the Merger-Sub and their affiliates in such manner as to give rise to any valid claim by any person against the Parent, the Merger-Sub, FED or the Surviving Corporation for a finder's fee, brokerage commission or similar payment.

                  (r) TRANSACTIONS WITH AFFILIATES. Neither the Parent nor the Merger-Sub is a party to any material Contract with any of their affiliates or any director or officer for the purchase, sale, lease or other disposition of property or services.

                  (s) TAX MATTERS.

                           (i) The Parent and the Merger-Sub have filed all tax returns required to be filed by applicable law prior to the Closing. All tax returns were (and, as to tax returns not filed as of the date hereof, will be) true, complete, and correct and filed on a timely basis. The Parent and the Merger-Sub (x) have paid all taxes due, or claimed or asserted in writing by any taxing authority to be due, for the periods covered by such tax returns or (y) have duly and fully provided reserves (in accordance with GAAP) adequate to reflect all such taxes.

                            (ii) The Parent and the Merger-Sub have established (and until the Closing will maintain) on their respective books and records reserves adequate to reflect all material taxes not yet due and payable. The Parent and the Merger-Sub have made available to FED complete, and accurate copies of all work papers associated with the calculation of the Parent's and the Merger-Sub's respective tax reserves.

                           (iii) There are no tax liens upon the assets of the Parent or the Merger-Sub.

                           (iv) The Parent and the Merger-Sub have not requested (and no request has been made on their behalf) any extension of time within which to file any material tax return.

                           (v) No income tax returns have been examined by any taxing authorities for any periods; and no deficiency for any material taxes has been suggested, proposed, asserted, or assessed against the Parent or the Merger-Sub that has not been resolved and paid in full.

                           (vi) No audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or tax returns of the Parent or the Merger-Sub. No written claim has been made by a taxing authority in a jurisdiction where the Parent or the Merger-Sub does not file tax returns such that it is or may be subject to taxation by that jurisdiction.

                           (vii) To the extent requested by FED, the Parent and the Merger-Sub have made available to FED (or, in the case of tax returns to be filed on or before the Closing, will make available) complete and accurate copies of all tax returns and associated work papers filed by or on behalf of the Parent or the Merger-Sub for all taxable years ending on or prior to the Closing.

                           (viii) No agreements relating to allocating or sharing of any taxes have been entered into by the Parent or the Merger-Sub.

                            (ix) Neither the Parent nor the Merger-Sub has entered into any transactions that could give rise to an understatement of federal Income Tax.

                           (x) Neither the Parent, the Merger-Sub nor any other person on behalf of the Parent or the Merger-Sub has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Parent or the Merger-Sub or has any application pending with any taxing authority requesting permission for any change in accounting methods that relate to the business or operations of the Parent or the Merger-Sub, and neither the Parent nor the Merger-Sub has knowledge that the IRS has proposed any such adjustment or change in accounting method.

                           (xi) Neither the Parent nor the Merger-Sub has been, or is now, a member of any consolidated, combined, unitary or affiliated group of corporations for any tax purposes.

                  (t) ACCURACY OF INFORMATION. The Parent has made with the SEC all filings required by the Securities Exchange Act of 1934, as amended (all such filings, including any exhibits to such filings, and any future filings made thereunder are collectively, the "Exchange Act Filings"). None of the Exchange Act Filings contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent has not been required to make any filings under the Securities Act of 1933.

IV.      COVENANTS.

         SECTION 4.01    COVENANTS OF THE PARENT AND THE MERGER-SUB

                  The Parent and the Merger-Sub covenant and agree as follows:

                  (a) CERTIFICATE OF INCORPORATION AND BY-LAWS. As of the Closing Date, the Certificate of Incorporation and By-Laws of the Merger-Sub shall be substantially in the form of EXHIBITS 3.02(a)-1 and 3.02(a)-2, respectively.

                  (b) SHARES AND OPTIONS. Except for the sale of Parent Common Stock to be issued in the Private Placement as contemplated hereby, until the earlier of the Effective Time or the Termination of this Agreement pursuant to
Article VI (the "RELEASE TIME") without the prior written consent of FED, no share of capital stock of the Parent or the Merger-Sub or any option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into or exchangeable for any such share, shall be issued or sold by the Parent or the Merger-Sub, nor shall the Parent or the Merger-Sub enter into any agreement or commitment to effect any such issuance or sale.

                  (c) DIVIDENDS AND PURCHASES OF STOCK. Until the Release Time, without the prior written consent of FED, no cash or non-cash dividend, or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by the Parent or the Merger-Sub in connection with their respective outstanding capital stock.

                   (d) BORROWING OF MONEY; WORKING CAPITAL. Until the Release Time, neither the Parent nor the Merger-Sub shall incur indebtedness for borrowed money. Until the Release Time, neither the Parent nor the Merger-Sub shall guarantee the borrowing of money by any third party, enter into or modify any capital or operating lease or enter into any material agreement, which in any case would by their terms require the payment by the Parent or the Merger-Sub of more than five thousand dollars ($5,000) by the Parent or the Merger-Sub in any twelve (12) month period.

                  (e) ACCESS. Until the Release Time, the Parent and the Merger-Sub will afford the directors, stockholders, counsel, agents, investment bankers, accountants, and other representatives of FED reasonable access to the plants, properties, books, and records of the Parent and the Merger-Sub, will permit them to make extracts from and copies of such books and records, and will from time to time furnish FED with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Parent and the Merger-Sub as FED from time to time may reasonably request.

                  (f) CONDUCT OF BUSINESS. Except as otherwise contemplated or permitted hereby, until the Release Time, neither the Parent nor the Merger-Sub shall take any action that would or is reasonably likely to result in any of the representations or warranties of the Parent or the Merger-Sub set forth in this Agreement being untrue at the Closing Date, or in any of the conditions to the Merger set forth in Article V not being satisfied. Except as otherwise contemplated or permitted hereby, until the Release Time, the Parent or the Merger-Sub will conduct their affairs in all respects only in the ordinary course.

                   (g) ADVICE OF CHANGES. Until the Release Time, the Parent and the Merger-Sub will promptly advise FED in a reasonably detailed written notice of any fact or occurrence or any pending threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing or known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult in the absence of such fact or occurrence, or which (if existing or known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

                  (h) PUBLIC STATEMENTS. Before either the Parent or the Merger-Sub releases any information concerning this Agreement, the Merger, or any other transactions contemplated by this Agreement which is intended for or is reasonably expected to result in public dissemination thereof, the Parent and the Merger-Sub shall cooperate with FED, shall furnish drafts of all documents or proposed oral statements to FED for comments, and shall not release any such information without the prior consent of FED; PROVIDED, HOWEVER, that the foregoing shall not be deemed to prevent the Parent or the Merger-Sub from releasing any information or making any disclosure to the extent that the Parent or the Merger-Sub reasonably determines that it is required to do so by law.

                  (i) OTHER PROPOSALS. Until the Release Time the Parent shall not authorize or permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of the Parent, directly or indirectly, to: (i) initiate contact with any person or entity in an effort to solicit any Takeover Proposal (as such term is defined in this Section 4.01(i)); (ii) cooperate with, or furnish or cause to be furnished any non-public information concerning the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Parent to, any person or entity in connection with any Takeover Proposal;
(iii) negotiate with any person or entity with respect to any Takeover Proposal; or (iv) enter into any agreement or understanding with the intent to effect a Takeover Proposal; PROVIDED, HOWEVER, that the Parent shall be entitled to take any action described in the foregoing clauses (ii)-(iv) if and to the extent that the Board of Directors of the Parent determines in good faith, based on the advice of their respective counsel, that the failure to take any such action would violate their fiduciary duties to the stockholders of the Parent. The Parent will immediately give written notice to FED of the details of any Takeover Proposal of which the Parent becomes aware. As used in Section 4.01(i), "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger, consolidation, reorganization, other business combination, or recapitalization involving the Parent, for the acquisition of a ten percent (10%) or greater interest in the equity or in any class or series of capital stock of the Parent, for the acquisition of the right to cast ten percent (10%) or more of the votes on any matter with respect to the Parent, or for the acquisition of one of their divisions or of a substantial portion of any of their respective assets, the effect of which may be to prohibit, restrict, or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement, or impair the contemplated benefits to FED of the Merger or any of the other transactions contemplated by this Agreement.

                  (j) CONSENTS WITHOUT ANY CONDITION. Neither the Parent nor the Merger-Sub shall make any agreement or reach any understanding, not approved in writing by FED, as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

                   (k) SEC FILINGS. The Parent shall use reasonable efforts to prepare and file in a timely manner any Exchange Act Filings required to be made prior to or after the Closing Date. If at any time prior to the Closing Date the Parent finds that any Exchange Act Filing contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Parent shall, upon becoming aware of any such untrue statement or omission, promptly notify FED.

                    (l) REGISTRATION. Subject to the completion of an audit and the preparation and delivery of audited financial statements, the Parent shall file, within ninety (90) days after the

Closing, a registration statement on Form SB-2 (the "REGISTRATION STATEMENT") with the SEC relating to any Parent Common Stock issued in the Private Placement; PROVIDED, HOWEVER, that the Former FED Stockholders or affiliates thereof shall not sell or otherwise transfer any ownership interest in their stock, options or other indicia of equity ownership in the Parent (including any short sale, pledge or other similar transaction) for a period of eighteen (18) months following the Closing Date (the "INITIAL TERMINATION DATE") and, for the six (6) months after the Initial Termination Date, each such shareholder may transfer no more than twenty percent (20%) of their stock in the Parent, pursuant to a Lock-Up Agreement (the "LOCK-UP AGREEMENT") substantially in the form attached hereto as EXHIBIT 4.01(l).

                   (m) CONSULTING AGREEMENT. At or prior to the Closing, the Parent shall enter into a consulting agreement (the "CONSULTING AGREEMENT") with Verus International Ltd. ("VERUS") for a two (2) year term, which shall provide that Verus shall receive fifteen thousand dollars ($15,000.00) per month for consulting services it renders to the Parent. The form of the Consulting Agreement is attached hereto as EXHIBIT 4.01(m).

                    (n) BOARD OF DIRECTORS OF THE PARENT. The initial Board of Directors (the "BOARD") of the Parent shall consist of seven (7) persons: two
(2) persons selected by Citigroup/Travelers Insurance Company or an affiliate or designee thereof ("CITIGROUP") (one of whom shall be Jack Rivkin), three (3) persons selected by Verus (one of whom shall be Ajmal Khan), and two (2) members of the management of the Parent (one of whom shall be Gary W. Jones), and shall serve until the next annual meeting of the shareholders. The Bylaws of the Parent shall provide that a valid quorum of the Board shall consist of five (5) directors, one of whom shall be the Chairman of the Board. The Bylaws shall also provide for the establishment of an Executive Committee of the Board that will consist of Gary Jones, Jack Rivkin and Ajmal Khan, and a Compensation Committee that shall be comprised of two (2) independent directors according to the requirements of the American Stock Exchange. Following the Merger, Susan Jones shall remain as Secretary of Parent and Parent shall continue to honor the observer rights of certain Former FED Stockholders for regular meetings of the Board.

                    (o) TRANSFER TAXES. The Parent and the Merger-Sub shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Effective Time.

         SECTION 4.02    COVENANTS OF FED

                  FED covenants and agrees as follows:

                  (a) CERTIFICATE OF INCORPORATION AND BY-LAWS. As of the Closing Date, the Certificate of Incorporation and By-Laws of FED shall be substantially in the form of EXHIBITS 1.04-1 and 1.04-2, respectively.

                  (b) SHARES AND OPTIONS. Except as contemplated hereby, until the earlier of the Effective Time or the Release Time, without the prior written consent of Parent, no share of capital stock of FED or any option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into or exchangeable for any such share, shall be issued or sold by FED, nor shall FED enter into any agreement or commitment to effect any such issuance or sale.

                   (c) DIVIDENDS AND PURCHASES OF STOCK. Until the Release Time, without the prior written consent of Parent, no cash or non-cash dividend, or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by the FED or in connection with their respective outstanding capital stock.

                   (d) BORROWING OF MONEY; WORKING CAPITAL. Except for certain bridge loans from the Parent or pursuant to the Funding Agreement dated December 9, 1999, until the Release Time, FED shall not incur indebtedness for borrowed money. Until the Release Time, FED shall not guarantee the borrowing of money by any third party, enter into or modify any capital or operating lease or enter into any material agreement, which in any case would by their terms require the payment by FED of more than five thousand dollars ($5,000) by FED in any twelve
(12) month period.

                  (e) ACCESS. Until the Release Time, FED will afford the directors, stockholders, counsel, agents, investment bankers, accountants, and other representatives of the Parent and Merger-Sub reasonable access to the plants, properties, books, and records of FED, will permit them to make extracts from and copies of such books and records, and will from time to time furnish the Parent and Merger-Sub with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of FED as the Parent and Merger-Sub from time to time may reasonably request.

                  (f) CONDUCT OF BUSINESS. Until the Release Time, FED shall not take any action that would or is reasonably likely to result in any of the representations or warranties of FED set forth in this Agreement being untrue at the Closing Date or to any of the conditions to the Merger set forth in Article V not being satisfied. Until the Release Time, FED will use all reasonable efforts to preserve the business operations of FED intact, to keep available the services of its present personnel, and to preserve the good will of its suppliers, customers, and others having business relations with any of them.

                  (g) ADVICE OF CHANGES. Until the Release Time, FED will promptly advise the Parent in a reasonably detailed written notice of any fact or occurrence or any pending threatened occurrence of which it obtains knowledge and which (if existing or known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the Effective
Time)
would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

                  (h) PUBLIC STATEMENTS. Before FED releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for, or is reasonably expected to, result in public dissemination thereof, FED shall cooperate with the Parent, shall furnish drafts of all documents or proposed oral statements to the Parent for comments, and shall not release any such information without the prior consent of the Parent; PROVIDED, HOWEVER, that the foregoing shall not be deemed to prevent FED from releasing any information or making any disclosure to the extent FED reasonably determines that it is required to do so by law.

                  (i) OTHER PROPOSALS. Until the Release Time, FED shall not authorize or permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of FED, directly or indirectly, to
(i) initiate contact with any person or entity in an effort to solicit any Takeover Proposal (as such term is defined in this Section 4.02(d)); (ii) cooperate with, or furnish or cause to be furnished any non-public information concerning the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of FED to, any person or entity in connection with any Takeover Proposal; (iii) negotiate with any person or entity with respect to any Takeover Proposal; or (iv) enter into any agreement or understanding with the intent to effect a Takeover Proposal; PROVIDED, HOWEVER, that FED shall be entitled to take any action described in the foregoing clauses (ii)-(iv) if and to the extent that the Board of Directors of FED determines in good faith, based on the advice of their counsel, that the failure to take any such action would violate their fiduciary duties to the stockholders of FED. FED will immediately give written notice to the Parent of the details of any Takeover Proposal of which FED becomes aware. As used in
Section 4.02(d), "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger, consolidation, reorganization, other business combination, or recapitalization involving FED, for the acquisition of a ten percent (10%) or greater interest in the equity or in any class or series of capital stock of FED, for the acquisition of the right to cast ten percent (10%) or more of the votes on any matter with respect to FED, or for the acquisition of one of their divisions or of a substantial portion of any of their respective assets, the effect of which may be to prohibit, restrict, or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement, or impair the contemplated benefits to the Parent of the Merger or any of the other transactions contemplated by this Agreement.

                  (j) APPROVAL OF STOCKHOLDERS. FED shall, through its Board of Directors, duly call, give notice of, convene, and hold a meeting of its stockholders for the purpose of voting on the ratification and approval of this Merger Agreement, or use its best efforts to obtain the consent of its stockholders, as soon as reasonably practicable following the date hereof.

                  (k) LOCK-UP AGREEMENTS. FED shall use its best efforts to obtain an executed Lock-Up Agreement from each Former FED Stockholder.

         SECTION 4.03    DIRECTORS' AND OFFICERS' INSURANCE

                  (a) The Parent shall at its expense, until the third (3rd) anniversary of the Effective Time, cause to be maintained in effect, to the extent available, policies of directors' and officers' liability insurance in a face amount of not less than ten million dollars ($10,000,000).

                  (b) The provisions of this Section 4.03 are intended to be for the benefit of, and shall be enforceable by, each party entitled to insurance coverage under Section 4.03(a) above, and his or her heirs and legal representatives, and shall be in addition to any other rights a director or officer may have under the Certificate of Incorporation or By-Laws of the Parent or under the DGCL or otherwise.

                  (c) In the event the Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, in each such case, proper provision shall be made so that the successors and assigns of the Parent, as the case may be, shall assume the obligations set forth in this Section 4.03.

         SECTION 4.04    AMEX LISTING

                  The Parent shall use its best efforts to cause the shares of the Parent Common Stock, after such Parent Common Stock is registered or freely tradeable, to be admitted for trading or authorized for quotation on the American Stock Exchange ("AMEX"), subject to official notice of issuance, prior to the Effective Time. Parent covenants and agrees to use counsel selected by Verus as lead securities counsel for all stock exchange listings and SEC and state securities law filings following the Merger.

V.       CONDITIONS.

         SECTION 5.01    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
                         MERGER

                  The respective obligations of each party to effect the Merger are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been adopted by the requisite vote of the stockholders of FED and Merger-Sub.

                  (b) STATE SECURITIES LAWS. The Parent shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Parent Common Stock pursuant to the Merger.

                  (c) NO INJUNCTIONS OR RESTRAINTS. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing, or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

                  (d) CONSENTS AND APPROVALS. Other than the filings provided for by Section 1.02, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of the Parent, the Merger-Sub or FED to consummate the Merger shall have been obtained, all in form and substance reasonably satisfactory to the Parent, the Merger-Sub and FED, and no such consent, approval, or action shall contain any term or condition which could be reasonably expected to result in a material diminution of the benefits of the Merger to the stockholders of the Parent, the Merger-Sub and FED.

         SECTION 5.02    CONDITIONS TO OBLIGATIONS OF THE PARENT AND THE
                         MERGER-SUB

                  The obligations of the Parent and the Merger-Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Parent and the Merger-Sub and in their sole discretion):

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by FED in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and FED shall have delivered to the Parent and Merger-Sub a certificate, dated the Closing Date and executed on behalf of FED by a duly authorized officer, to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS. FED shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by FED at or prior to the Closing, and FED shall have delivered to the Parent and Merger-Sub a certificate dated the Closing Date and executed on behalf of FED by a duly authorized officer, to such effect.

                  (c) OTHER CLOSING DOCUMENTS. FED shall have delivered to the Parent and the Merger-Sub at or prior to the Closing Date such other documents as the Parent and the Merger-

Sub may reasonably request in order to enable the Parent and the Merger-Sub to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                  (d) REVIEW OF PROCEEDINGS. All actions, proceedings, instruments, and documents required by the Parent and the Merger-Sub to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Preston Gates & Ellis LLP, counsel to the Parent and the Merger-Sub, and FED shall have furnished such documents as such counsel may have reasonably requested for the purpose of enabling it to pass upon such matters.

                  (e) LEGAL OPINION. The Parent and the Merger-Sub shall receive at the Closing Date an opinion of Ehrenreich Eilenberg & Krause LLP (the "EEK OPINION"), counsel for FED, addressed to the Parent and the Merger-Sub, in substantially the form attached hereto as EXHIBIT 5.02(e).

                  (f) LEGAL ACTION. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit, or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

                  (g) LOCK-UP AGREEMENTS. Former FED Stockholders holding an aggregate of Ninety-five percent (95%) of the shares of FED Common Stock shall have executed and delivered to the Parent a Lock-Up Agreement.

                  (h) EMPLOYMENT AGREEMENTS. Gary Jones and Susan Jones shall have executed employment agreements with the Parent, substantially in the forms attached hereto as EXHIBITS 5.02-1 and 5.02-2.

         SECTION 5.03    CONDITIONS TO OBLIGATION OF FED TO EFFECT THE MERGER

                  The obligation of FED to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by FED in its sole discretion):

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Parent and the Merger-Sub in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and the Parent and the Merger-Sub shall have delivered to FED a certificate, dated the Closing Date and executed on behalf of the Parent and the Merger-Sub by a duly authorized officer, to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS. The Parent and the Merger-Sub shall have performed and complied with in all material respects, each agreement, covenant, and obligation required by this Agreement to be so performed or complied with by the Parent and the Merger-Sub at or prior to the Closing, and the Parent and the Merger-Sub shall have delivered to FED a certificate, dated the Closing Date and executed on behalf of the Parent and the Merger-Sub by a duly authorized officer, to such effect.

                  (c) OTHER CLOSING DOCUMENTS. The Parent and the Merger-Sub shall have delivered to FED at or prior to the Effective Time such other documents as FED may reasonably request in order to enable FED to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                  (d) REVIEW OF PROCEEDINGS. All actions, proceedings, instruments, and documents required by FED to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Ehrenreich Eilenberg & Krause LLP, counsel to FED, and the Parent and the Merger-Sub shall have furnished such documents as such counsel may have reasonably requested for the purpose of enabling it to pass upon such matters.

                  (e) LEGAL OPINION. FED shall receive at the Closing Date an opinion of Preston Gates & Ellis LLP (the "PGE OPINION"), counsel for the Parent and the Merger-Sub, addressed to FED, in substantially the form attached hereto as EXHIBIT 5.03(e).

                  (f) SECURITIES ACT COMPLIANCE. The issuance of the Parent Common Stock to the FED Stockholders shall qualify as a private placement under Regulation D of the Securities Act of 1933 and shall be exempt from registration under the federal securities laws and all state and other securities laws.

                  (g) LEGAL ACTION. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

                  (h) FORM S-8 FILING. The Parent shall have adopted the Stock Option Plan and shall have filed a registration statement on Form S-8 with the SEC to register the issuance and sale of Parent Common Stock upon exercise of options granted under the Stock Option Plan.

VI.      TERMINATION.

         SECTION 6.01    TERMINATION

                  This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether prior to or after the FED stockholders' approval:

                  (a) By mutual written agreement of FED and Parent duly authorized by action taken by or on behalf of their respective Boards of Directors.

                  (b) By either FED or the Parent upon written notification to the other party, if:

                           (i) the FED stockholders' approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such stockholders or pursuant to a written consent; or

                           (ii) facts exist which render impossible the satisfaction of one or more of the conditions set forth in Section 5.01 and such are not waived by the Parent and FED.

                  (c) By the Parent upon written notification to FED, if:

                           (i) there has been a material breach of any representation, warranty, covenant, or agreement on the part of FED set forth in this Agreement which breach has not been cured within ten (10) business days following receipt by FED of notice of such breach from the Parent or the Merger-Sub or assurance of such cure reasonably satisfactory to the Parent or the Merger-Sub have not been given by or on behalf of FED within such ten (10) business day period; or

                            (ii) facts exist which render impossible the satisfaction of one or more of the conditions set forth in Section 5.02 and such are not waived by the Parent; or

                           (iii) the Parent or its stockholders receive a proposal or offer for any Takeover Proposal, other than pursuant to the transactions contemplated by this Agreement, in connection with which the Board of Directors of the Parent exercises any of its rights specified in Section 4.01(i).

                  (d) By FED upon written notification to the Parent, if:

                           (i) at any time after July 15, 2000 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by FED; or

                           (ii) there has been a material breach of any representation, warranty, covenant, or agreement on the part of the Parent or the Merger-Sub set forth in this

         Agreement which breach has not been cured with ten (10) business days following receipt by the Parent of notice of such breach from FED or assurance of such cure reasonably satisfactory to FED shall not have been given by or on behalf of the Parent or the Merger-Sub within such ten (10) business day period; or

                           (iii) facts exist which render impossible the satisfaction of one or more of the conditions set forth in Section 5.03 and such are not waived by FED.

         SECTION 6.02    BREAK-UP FEE.

                  If this Agreement is terminated pursuant to either Section 6.01(b)(i) or 6.01(c)(i) above, then FED shall (i) at the election of Parent, either (A) pay Parent $1,375,000 in cash or (B) issue to Parent shares of FED Capital Stock representing 5% of the outstanding FED Capital Stock on a fully diluted basis (i.e., assuming exercise or conversion of all outstanding FED Convertible Securities) and after giving effect to the issuance of such shares to Parent, or (C) perform any combination of (A) and (B), and (ii) repay the Notes in full (unless otherwise converted into FED equity at the election of the holder) and reimburse Parent for its legal fees and associated expenses reasonably incurred in connection with the Merger in an amount not to exceed $100,000.

VII.     INDEMNIFICATION.

         SECTION 7.01    INDEMNIFICATION BY THE PARENT

                  (a) The Parent agrees to indemnify and hold harmless FED and its directors, officers, employees, counsel, and agents against and in respect of any and all claims as and when incurred, arising out of or based upon any breach or inaccuracy of any representation, warranty, covenant, or agreement of the Parent or the Merger-Sub contained in this Agreement (including the Exhibits and Schedules attached hereto) or any certificates delivered pursuant to this Agreement.

                  (b) Each indemnified party pursuant to Section 7.01(a) (a "FED INDEMNITEE") shall give the Parent prompt notice of any claim asserted or threatened against such FED Indemnitee on the basis of which such FED Indemnitee intends to seek indemnification (but the obligations of the Parent shall not be conditioned upon receipt of such notice, except to the extent that the Parent is actually prejudiced by such failure to give notice). If the claim is a third party claim, demand, action, or proceeding, the Parent promptly shall assume the defense of any FED Indemnitee, with counsel reasonably satisfactory to such FED Indemnitee, and the fees and expenses of such counsel shall be the sole cost and expense of the Parent. Notwithstanding the foregoing, any FED Indemnitee shall be entitled, at his or its expense, to employ counsel separate from counsel for the Parent and from any other party in such action, proceeding, or investigation. No FED Indemnitee may agree to a settlement of claim without the prior written approval of the Parent which approval shall not be unreasonably withheld. The Parent may not agree to a settlement of a claim involving anything other than the payment of money without the prior written approval of the FED Indemnitee which shall not be unreasonably withheld.

         SECTION 7.02    INDEMNIFICATION BY FED

                  (a) FED agrees to indemnify and hold harmless the Parent, Merger-Sub and each of their respective officers, directors, counsel, and agents against and in respect of any and all claims as and when incurred, arising out of or based upon any breach or inaccuracy of any representation, warranty, covenant, or agreement of FED contained in this Agreement (including the Exhibits and Schedules attached hereto) or any certificates delivered pursuant to this Agreement.

                  (b) Each indemnified party pursuant to Section 7.02(a) (an "INDEMNITEE") shall give FED prompt notice of any claim asserted or threatened against such Indemnitee on the basis of which such Indemnitee intends to seek indemnification (but the obligations of FED shall not be conditioned upon receipt of such notice, except to the extent that FED is actually prejudiced by such failure to give notice). If the claim is a third party claim, demand, action, or proceeding, FED promptly shall assume the defense of any Indemnitee, with counsel reasonably satisfactory to such Indemnitee, and the fees and expenses of such counsel shall be the sole cost and expense of FED. Notwithstanding the foregoing, any Indemnitee shall be entitled, at his or their expense, to employ counsel separate from counsel for FED and from any other party in such action, proceeding, or investigation. No Indemnitee may agree to a settlement of claim without the prior written approval of FED which approval shall not be unreasonably withheld. FED may not agree to a settlement of a claim involving anything other than the payment of money without the prior written approval of the Indemnitee which shall not be unreasonably withheld.

VIII.    MISCELLANEOUS.

         SECTION 8.01    FURTHER ACTIONS

                  Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by the other party to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities, and franchises of either of the Constituent Entities or to effect the other purposes of this Agreement.

         SECTION 8.02    AVAILABILITY OF EQUITABLE REMEDIES

                  Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Effective Time, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         SECTION 8.03    SURVIVAL

                  The representations, warranties, covenants, and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger for a period of eighteen (18) months after the Effective Time.

         SECTION 8.04    MODIFICATION

                  This Agreement may be amended, supplemented, or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time. No such amendment, supplement, or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

         SECTION 8.05    NOTICES

                  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, express mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8.05) with copies (which copies shall not constitute notice) as follows:

      If to the Parent or the Merger-Sub:  1177 West Hastings Street, Suite 2000
                                           Vancouver, British Columbia V6E2K3
                                           Attn: Mr. Ajmal Khan

      With a copy to:                      Preston Gates & Ellis LLP
                                           701 Fifth Avenue, Suite 5000
                                           Seattle, Washington 98104-7078
                                           Attn: Gary J. Kocher, Esq.

      If to FED:                           1580 Route 52
                                           Hopewell Junction, New York 12633
                                           Attn: Mr. Gary W. Jones

      With a copy to:                             Ehrenreich Eilenberg & Krause

                                           LLP
                                           11 East 44th Street, 17th Floor
                                           New York, New York 10017
                                            Attn: Adam D. Eilenberg, Esq.

         Any notice shall be addressed to the attention of the Chief Executive Officer. Any notice or other communication given by certified mail shall be deemed given three business days after certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 8.05 shall be deemed given at the time of receipt hereof.

         SECTION 8.06    WAIVER

                  Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

         SECTION 8.07    BINDING EFFECT

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parent, the Merger-Sub, and FED, and their respective successors and assigns.

         SECTION 8.08    NO THIRD-PARTY BENEFICIARIES

                  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as referred to in Sections 4.03, 7.01 and 7.02.

         SECTION 8.09    SEVERABILITY.

                  If any provision of this Agreement is hereafter held to be invalid, illegal, or unenforceable for any reason, such provision shall be reformed to the maximum extent permitted so as to preserve the parties' original intent, failing which, it shall be severed from this Agreement, with the balance of this Agreement continuing in full force and effect. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         SECTION 8.10    MERGER; ASSIGNABILITY

                  This Agreement and the other agreements to be delivered pursuant to this Agreement, and Exhibits attached hereto set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all existing agreements concerning such subject matter. This Agreement may not be assigned by any party without the prior written consent of each other party to their Agreement.

         SECTION 8.11    HEADINGS

                  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         SECTION 8.12    COUNTERPARTS; GOVERNING LAW; JURISDICTION

                  This Agreement may be executed in any number of counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the rules governing the conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, the Merger, or the other transactions contemplated hereby, or any document relating hereto or delivered in connection with the transactions contemplated hereby, may be brought only and exclusively in the Federal or State Courts located in the State of Delaware; and each party covenants and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties hereto as of the date first above written.

                                  FED CORPORATION



                                  By:  /s/ Gary W. Jones
                                      ------------------------------------------
                                       Name: Gary W. Jones
                                       Title:  President/Chief Executive Officer

                                  FASHION DYNAMICS CORP.

                                  By: /s/ Yiu Joe Cheung
                                      ------------------------------------------
                                      Name: Yiu Joe Cheung
                                      Title: President

                                  FED CAPITAL ACQUISTION CORPORATION

                                  By: /s/ Yiu Joe Cheung
                                      ------------------------------------------
                                      Name: Yiu Joe Cheung
                                      Title: President